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                                                                   EXHIBIT 23.2



                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado  80202


        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 18, 1999, relating to the consolidated financial statements of Evergreen Resources, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/BDO Seidman, LLP
-------------------
Denver, Colorado
December 14, 1999